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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp. for the registration of its common stock of our report dated February 22, 2000 with respect to the consolidated financial statements of Park-Ohio Holdings Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                                  Shares
Registration Statement            Description                   Registered
--------------------------------------------------------------------------
Form S-8 (33-64420)         1992 Stock Option Plan                 350,000

Form S-8 (33-01047)         Individual Account Retirement Plan   1,500,000

Form S-8 (333-28407)        Amended and Restated 1992 Stock        750,000
                            Option Plan and 1996 Non-Employee
                            Director Stock Option Plan

Form S-8 (333-58161)        1998 Long-Term Incentive Plan          550,000

Form S-4 (333-46931)        Formation of PKOH Holding           11,000,000
                            Corporation


                                      /s/ Ernst & Young LLP


Cleveland, Ohio
March 27, 2000